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                                                                     EXHIBIT 2.2

                                 AMENDMENT NO. 1
                                       TO
                 AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

This Amendment No. 1 to Agreement and Plan of Merger and Reorganization (this
  "Amendment") is entered into as of March 5, 2003, by and among Protein Design Labs, Inc., a Delaware corporation ("Parent"), Tikal Acquisition Corp. Inc., a Delaware corporation and wholly owned subsidiary of Parent ("Merger Sub"), and Eos Biotechnology, Inc., a Delaware corporation (the "Company"), and amends that certain Agreement and Plan of Merger and Reorganization, dated as of February 3, 2003, by and among Parent, Merger Sub and the Company (the "Merger Agreement"). Capitalized terms used in this Amendment and not otherwise defined herein shall have the meanings ascribed to such terms in the Merger Agreement.

In consideration of the mutual agreements, representations, warranties and covenants set forth below and in the Merger Agreement, the parties agree as follows:

1. The definition of the term "Management Acquisition Bonus Agreements" in Exhibit A to the Merger Agreement is hereby amended and restated in its entirety as follows:

         "Management Acquisition Bonus Agreements" shall mean the bonus agreements listed on Schedule 2.4 of the Company Disclosure Schedule pursuant to which 8.145 % of the Gross Preferred Merger Consideration (subject to the contribution of a portion of the Management Bonus Shares to the Escrow Fund pursuant to Section 1.12) is to be distributed as a special bonus to those officers of the Company and in the amounts set forth in each such agreement, as amended, contingent in all cases upon the consummation of the Merger.

2. A new defined term "Employee Bonus Shares" is hereby added to Exhibit A to the Merger Agreement as follows:

         "Employee Bonus Shares" shall mean the shares of Parent Common Stock to be issued to the current and former non-officer employees of the Company at Closing in accordance with Schedule 5.20 of the Company Disclosure Schedule.

3. A new defined term "Aggregate Employee Bonus Share Value" is hereby added to Exhibit A to the Merger Agreement as follows:

         "Aggregate Employee Bonus Share Value" shall mean the product of (i) the total number of Employee Bonus Shares multiplied by (ii) the Parent Common Stock Price.

4. A new defined term "Aggregate Management Bonus Share Value" is hereby added to Exhibit A to the Merger Agreement as follows:

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                  "Aggregate Management Bonus Share Value" shall mean the
         product of (i) the total number of Management Bonus Shares multiplied by (ii) the Parent Common Stock Price.

5. A new defined term "Gross Preferred Merger Consideration" is hereby added to Exhibit A to the Merger Agreement as follows:

                  "Gross Preferred Merger Consideration" shall mean the Total Merger Consideration less the sum of (i) the Common Merger Consideration and
(ii) any Excess Expenses.

6. The definition of the term "Preferred Merger Consideration" in Exhibit A to the Merger Agreement is hereby amended and restated in its entirety as follows:

                  "Preferred Merger Consideration" shall mean the Gross Preferred Merger Consideration less the sum of (i) the Aggregate Management Bonus Share Value and (ii) the Aggregate Employee Bonus Share Value.

7. The definition of the term "Merger Shares" in Exhibit A to the Merger Agreement is hereby amended and restated in its entirety as follows:

         "Merger Shares" means the Preferred Merger Shares, the Common Merger
           Shares, the Management Bonus Shares and the Employee Bonus Shares, taken together as a whole.

8. A new Section 5.20 is hereby added to the Merger Agreement reading in its entirety as follows:

         5.20 Issuance of Employee Bonus Shares and Management Bonus Shares. At the Closing or as promptly as practicable thereafter, Parent shall issue (i) the Employee Bonus Shares to the current and former non-officer employees of the Company listed on Schedule 5.20 of the Company Disclosure Schedules in the respective amounts set forth thereon, in each case subject to applicable withholdings, and (ii) the Management Bonus Shares to the officers of the Company listed on
           Schedule 6.2(v) of the Company Disclosure Schedules, in each case subject to applicable withholdings.

9. Section 6.2(v) of the Merger Agreement is hereby amended and restated in its entirety as follows:

                  (v) Amendment of Management Acquisition Bonus Agreements. Each of the Management Acquisition Bonus Agreements shall be amended to provide that (i) the consideration to be provided thereunder shall be calculated based on the Gross Preferred Merger Consideration as contemplated by this Agreement and (ii) the respective participation percentages for each of the Company officers party to such agreements shall be revised to conform to the percentages set forth on Schedule 6.2(v) of the Company Disclosure Schedules.

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10. By its execution below, Parent shall be deemed to have given its consent to the actions set forth in this Amendment to be taken by the Company for purposes of Section 4.1 of the Agreement.

11. The provisions of Article IX of the Merger Agreement are hereby incorporated by reference into this Amendment and shall be deemed applicable to this Amendment as if they had been set forth herein in their entirety. Except as otherwise modified by the terms of this Amendment, the terms of the Merger Agreement shall remain in full force and effect and all such terms are hereby ratified and confirmed.

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IN WITNESS WHEREOF, this Amendment has been duly executed and delivered by the duly authorized officers of Parent, Merger Sub and the Company as of the date first above written.

                                    PARENT

                                    PROTEIN DESIGN LABS, INC.

                                    By: /s/ DOUGLAS O. EBERSOLE
                                       -----------------------------------------

                                    Name:_______________________________________

                                    Title: Senior Vice President, Legal and
                                           Corporate Development

                                    MERGER SUB:

                                    TIKAL ACQUISITION CORP.

                                    By:   /s/ DOUGLAS O. EBERSOLE
                                       -----------------------------------------

                                    Name:_______________________________________

                                    Title: Senior Vice President, Legal and
                                           Corporate Development

                                    COMPANY:

                                    EOS BIOTECHNOLOGY, INC.

                                    By: /s/ DAVID W. MARTIN, JR.
                                       -----------------------------------------

                                    Name:_______________________________________

                                    Title: Chief Executive Officer

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